EXHIBIT 10.1
COOPERATION AGREEMENT

This Cooperation Agreement (this "Agreement"), dated as of May 1, 2018, is by and between Water Asset Management, LLC ("WAM") and Cadiz Inc. (the "Company"). In consideration of and reliance upon the mutual covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1.
Representations and Warranties of the Company. The Company represents and warrants to WAM that this Agreement has been duly authorized, executed and delivered by the Company, and is a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms.

2.
Representations and Warranties of WAM. WAM represents and warrants to the Company that this Agreement has been duly authorized, executed and delivered by WAM, and is a valid and binding obligation of WAM, enforceable against WAM in accordance with its terms.

3.	Board Composition.

(a)
In accordance with the Company's organizational documents and applicable laws, the Company agrees that the Board of Directors of the Company (the "Board") will, immediately upon the expiration of the Socialization Period (as defined below), (1) expand the size of the Board to eleven (11) members and appoint two (2) designees of WAM (the "WAM Designees"), who shall be two of the three candidates: Anthony L. Arnerich, John A. Bohn and Jeffrey J. Brown (the "Candidates") to the Board after a period of socialization with the Board, which will last thirty (30) days beginning on the date of execution of this Agreement (the "Socialization Period"). The WAM Designees shall be selected by mutual agreement of the Company and WAM (such agreement between the parties prior to the end of the Socialization Period as contemplated by this Section 3(a), the "Mutual Agreement"); provided, however, that if the parties are unable to mutually agree on two of the three Candidates to serve as the WAM Designees within the Socialization Period, then (1) WAM shall have the right to submit within  ten (10) days of the end of the Socialization Period timely nominations of director candidates to be nominated for election to the Board at the 2018 annual meeting of stockholders of the Company (the "2018 Annual Meeting"), (2) the Board shall accept any such nominations by WAM as timely and valid with no objection and (3) this Agreement, except for the nomination right granted in this Section 3(a) and the provisions set forth in Sections 8 and 17, shall terminate automatically without any further action by either of the parties hereto (the "Post-Socialization Period Termination").  The Company further agrees that it shall not file any proxy statement or make any announcement in connection with the 2018 Annual Meeting prior to the end of the Socialization Period.

(b)
Subject to the parties achieving the Mutual Agreement in accordance with Section 3(a) of this Agreement, the Company shall (i) include the WAM Designees in the Company's slate of recommended director candidates for election to the Board at the 2018 Annual Meeting (the "Company Slate") and (ii) recommend the election of the WAM Designees and solicit proxies in favor of the election of the WAM Designees at the 2018 Annual Meeting and otherwise support the WAM Designees for election in a manner no less rigorous and favorable than the manner in which the Company supports its other nominees.

(c)
Each of the WAM Designees shall qualify as directors that are "independent" under the applicable independence rules of the Nasdaq Global Market ("Nasdaq"). WAM acknowledges that as a condition to the appointment and nomination of the WAM Designees, such WAM Designees shall have agreed to provide the information that is required to be or is customarily disclosed for candidates for directors and directors in a proxy statement and similar documents under the securities laws applicable to the Company and/or the rules and regulations of Nasdaq.

(d)
Concurrent with the Board's appointment of the WAM Designees to the Board, the Board shall take all necessary actions to immediately appoint at least one (1) WAM Designee (or Replacement Director, as applicable) to serve on each of the Audit Committee, the Nominating and Corporate Governance Committee (the "Nominating Committee") and the Compensation Committee of the Board. Each of the WAM Designees (or any Replacement Directors pursuant to this Agreement) shall be considered for service on the basis as all other directors on all existing committees of the Board or any committees of the Board formed in the future.

(e)
If a WAM Designee (or any Replacement Director (as defined below)) is unable or unwilling to serve as a director and ceases to be a director, resigns as a director or is removed as a director, WAM will designate substitute person(s) for appointment or election to the Board subject to review and approval by the Nominating Committee, with such approval not to be unreasonably withheld (any such replacement nominee, when appointed to the Board, shall be referred to as a "Replacement Director").  Subject to Nasdaq rules and applicable law, upon a Replacement Director's appointment to the Board, the Board and all applicable committees of the Board shall take all necessary actions to appoint such Replacement Director to any applicable committee of the Board of which the replaced director was a member immediately prior to such director's resignation or removal.

(f)
The Company agrees that the WAM Designees shall receive (i) the same benefits of director and officer insurance, any indemnity and exculpation arrangement available generally to the directors on the Board; (ii) the same compensation for his or her service as a director as the compensation received by other non-management directors on the Board; and (iii) such other benefits on the same basis as all other non-management directors on the Board, including, without limitation, having the Company (or legal counsel), at the option of a WAM Designee, to prepare and file with the SEC, at the Company's expense, any Forms 3, 4 and 5 under Section 16 of the Exchange Act that are required to be filed by each director of the Company.

(g)
Subject to WAM meeting the applicable Ownership Threshold (as defined below) at each annual meeting of stockholders of the Company, the Company shall include the WAM Designee(s) (or any Replacement Director(s)) in its slate of recommended director candidates for election to the Board and recommend the election of the WAM Designee(s) (or any Replacement Director(s)) and solicit proxies in favor of the election of the WAM Designee(s) (or any Replacement Director(s)) and otherwise support the WAM Designees (or any Replacement Director(s)) for election in a manner no less rigorous and favorable than the manner in which the Company supports its other nominees.  For so as long as WAM, its Affiliates and Associates continue to collectively beneficially own twelve percent (12%) or more of the outstanding shares of common stock, par value $0.01 per share, of the Company ("Common Stock") (excluding any convertible notes in the calculation of beneficial ownership) (the "12% Ownership Threshold"), WAM shall have the right to nominate two, and no more than two, WAM Designees (or any Replacement Director(s)).  For so long as WAM, its Affiliates and Associates continue to collectively beneficially own five percent (5%) or more of the outstanding shares of Common Stock (excluding any convertible notes in the calculation of beneficial ownership) (the "Minimum Ownership Threshold" and each of the 12% Ownership Threshold and the Minimum Threshold, an "Ownership Threshold") WAM shall have the right to nominate one, and no more than one, WAM Designee (or any Replacement Director).  If the collective beneficial ownership of WAM, its Affiliates and Associates (excluding any convertible notes in the calculation of beneficial ownership) falls below the 12% Ownership Threshold, WAM shall immediately lose its rights granted in this Section 3 with respect to one of the WAM Designees (or any Replacement Director) and such WAM Designee (or any Replacement Director) shall immediately resign from the Board. At the first time the collective beneficial ownership of WAM, its Affiliates and Associates (excluding any convertible notes in the calculation of beneficial ownership) falls below the Minimum Ownership Threshold, (i) this Agreement and the rights and obligations included herein shall, without any further action by the Company or WAM, automatically terminate (the "Minimum Ownership Termination Trigger"), provided that in the event of a dispute between WAM and the Company regarding the terms and provisions included herein, Sections 8 and 17 shall survive the termination of this Agreement and continue to be binding upon the Company and WAM and (ii) each WAM Designee (or Replacement Director) shall immediately resign from the Board.

(h)
The Company agrees that the Board shall not cause the size of the Board to increase above 11 directors at any time without the affirmative vote of two-thirds (⅔, rounded down to the nearest whole number) of all of the members of the Board then in office.

(i)
Each Replacement Director shall (i) qualify as "independent" pursuant to Nasdaq's listing standards, (ii) have the relevant financial and business experience to fill any director seat and (iii) satisfy all applicable publicly disclosed rules, regulations, guidelines and policies with respect to service on the Board. Each of WAM and the Board shall determine, and inform the other party of its determination, whether any proposed Replacement Director candidate is acceptable and meets the foregoing criteria, within five (5) business days after such party has conducted interview(s) of such proposed replacement director candidate. Each of the Board and WAM shall use its reasonable best efforts to cause any interview(s) contemplated by this to be conducted as promptly as practicable.

4.	Voting; Other Matters.

Subject to the parties achieving the Mutual Agreement in accordance with Section 3(a) of this Agreement:

(a)
WAM shall cause all shares of Common Stock beneficially owned, directly or indirectly, by it, or by any of its Affiliates or Associates, to be present in person or by proxy at each annual or special meeting of stockholders of the Company held during the duration of this Agreement and vote in favor of the election of the slate of directors nominated by the Board.

(b)
For the duration of the Non-Disparagement Period, each of WAM and the Company agree not to, and to cause their respective Affiliates and Representatives not to disparage the other party, its current or former officers and directors or subsidiaries in any way, including, but not limited to, its name, business reputation, decisions or business practices, except for truthful factual statements as may be required by law, regulation or valid legal process.  WAM and the Company agree not to, and to cause their respective Affiliates and Representatives not to, make any public statement or announcement, including in any document or report filed with or furnished to the SEC or to the press, media, analysts, employees or stockholders of the Company, orally or in writing, if such statement or comment is disparaging to the other party, except for truthful factual statements as may be required by law, regulation or valid legal process.

(c)
For the duration of this Agreement, WAM agrees that it will cause its controlled Affiliates, Associates and Representatives to comply with the terms of this Agreement, as applicable, and shall be responsible for any breach of this Agreement by any such controlled Affiliate, Associate or Representative.

5.	Press Release and Other Public Disclosures.

(a)
As soon as practicable on or after the date hereof and no later than one business day following the date of this Agreement, the Company shall announce this Agreement and the material terms hereof by means of a press release in the form attached hereto as Exhibit A (the "Press Release").  Prior to the issuance of the Press Release, none of the parties shall issue any press release, public announcement or other public statement (including, without limitation, in any filing required under the Exchange Act) regarding this Agreement or take any action that would require public disclosure thereof without the prior written consent of the other party.  None of the parties hereto shall make any public statements (including in any filing with the SEC or any other regulatory or governmental agency, including any stock exchange) that are inconsistent with, or otherwise contrary to, the statements in the Press Release or the terms of this Agreement.

(b)
No later than two (2) business days following the date of this Agreement, WAM shall file with the SEC an amendment to its Schedule 13D in compliance with Section 13 of the Exchange Act reporting its entry into this Agreement, disclosing applicable items to conform to its obligations hereunder and appending this Agreement as an exhibit thereto (the "Schedule 13D Amendment").  The Schedule 13D Amendment shall be consistent with the Press Release and the terms of this Agreement.  WAM shall provide the Company and its Representatives with a reasonable opportunity to review the Schedule 13D Amendment prior to it being filed with the SEC and consider in good faith any reasonable comments of the Company and its Representatives.

(c)
No later than two (2) business days following the date of this Agreement, the Company shall file with the SEC a Current Report on Form 8-K reporting its entry into this Agreement, disclosing applicable items to conform to its obligations hereunder and appending this Agreement and the Press Release as exhibits thereto (the "Form 8-K").  The Form 8-K shall be consistent with the Press Release and the terms of this Agreement.  The Company shall provide WAM with a reasonable opportunity to review and comment on the Form 8-K prior to the filing with the SEC and consider in good faith any reasonable comments of WAM.

6.	Definitions. For purposes of this Agreement:

(a)
The terms "Affiliate" and "Associate" shall have the respective meanings set forth in Rule 12b-2 promulgated by the SEC under the Exchange Act; provided that any references to "Associate" herein shall be deemed to be preceded by the word "controlled".

(b)
The terms "beneficial owner" and "beneficially own" shall have the same meanings as set forth in Rule 13d-3 promulgated by the SEC under the Exchange Act except that a person shall also be deemed to be the beneficial owner of all shares of Common Stock which such person has the right to acquire (whether such right is exercisable immediately or only after the passage of time) pursuant to the exercise of any rights in connection with any securities or any agreement, arrangement or understanding (whether or not in writing), regardless of when such rights may be exercised and whether they are conditional, and all shares of Common Stock which such person or any of such person's Affiliates or Associates has or shares the right to vote or dispose.

(c)	The term "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

(d)	The term "including" shall mean "including, without limitation," in all instances.

(e)
The term "Non-Disparagement Period" shall mean from the date of this Agreement until the earlier of (i) the date that is thirty days prior to the last day on which notice of a stockholder's intent to make director nominations at or bring other business before the 2019 annual meeting of stockholders must be submitted pursuant to the bylaws of the Company and (ii) such date, if any, of a breach by either the Company or WAM in any material respect of its respective obligations under this Agreement if such breach has not been cured within ten (10) business days following written notice of such breach from the non-breaching party hereto.

(f)
The terms "person" or "persons" shall mean any individual, corporation (including not-for-profit), general or limited partnership, limited liability or unlimited liability company, joint venture, estate, trust, association, organization or other entity of any kind or nature.

(g)
The term "Representatives" shall mean, with respect to WAM, WAM's officers, directors, members, general partners and employees, and, shall mean with respect to the Company, the Company's directors, officers and employees.

(h)	The term "SEC" shall mean the Securities and Exchange Commission.

7.
Notices. All notices, consents, requests, instructions, approvals and other communications provided for herein and all legal process in regard hereto shall be in writing and shall be deemed validly given, made or served, if (a) given by fax and email, when such fax is transmitted to the fax number set forth below and sent to the email address set forth below and the appropriate confirmation is received or (b) given by any other means, when actually received during normal business hours at the address specified in this Section:

if to the Company:
                  Cadiz Inc.
                  550 South Hope Street, Suite 2850
                  Los Angeles, California 90071
                  Attention: Scott S. Slater
                  Facsimile: (213) 271-1614
                  Email: sslater@bhfs.com

with a copy to (which shall not constitute notice):
                  Richards, Layton & Finger, P.A.
                  One Rodney Square
                  920 North King Street
                  Wilmington, Delaware 19801
                  Attention: Mark J. Gentile, Esq.
                  Facsimile: (302) 651-7701
                  Email: gentile@RLF.com

if to WAM:
                  Water Asset Management, LLC
                  509 Madison Avenue, Suite 804
                  New York, New York 10022
                  Attention: Marc Robert
                  Facsimile: (212) 754-5101
                  Email: m.robert@waterinv.com

with a copy to (which shall not
constitute notice):
                  Schulte Roth & Zabel LLP
                  919 Third Avenue
                  New York, New York 10022
                  Attention: Marc Weingarten, Esq.
                  Aneliya Crawford, Esq.
                  Facsimile: 212-593-5955
                  Email: marc.weingarten@srz.com
                  aneliya.crawford@srz.com

8.
Specific Performance; Remedies; Other Matters. The parties hereto shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement, in addition to any other remedy to which they are entitled at law or in equity. FURTHERMORE, EACH OF THE PARTIES HERETO AGREES TO WAIVE ANY BONDING REQUIREMENT UNDER ANY APPLICABLE LAW, IN CASE ANY OTHER PARTY SEEKS TO ENFORCE THE TERMS BY WAY OF EQUITABLE RELIEF.

9.
Severability. If at any time subsequent to the date hereof, any provision of this Agreement shall be held by any court of competent jurisdiction to be illegal, void or unenforceable, such provision shall be of no force and effect, but the illegality or unenforceability of such provision shall have no effect upon the legality or enforceability of any other provision of this Agreement.

10.	Counterparts. This Agreement may be executed in two (2) counterparts, which together shall constitute a single agreement.

11.	No Third Party Beneficiaries. This Agreement is solely for the benefit of the parties hereto and is not enforceable by any other persons.

12.
No Waiver. No failure or delay by either party in exercising any right or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial waiver thereof preclude any other or further exercise thereof or the exercise of any other right or remedy hereunder.

13.
Assignment. This Agreement and the rights and obligations hereunder shall be binding on and inure to the benefit of successors of the parties hereto. This Agreement and the rights and obligations herein may not be assigned or otherwise transferred, in whole or in part, by WAM without the express written consent of the Company.

14.
Entire Understanding. This Agreement contains the entire understanding of the parties with respect to the subject matter hereof and may be amended only by an agreement in writing executed by the parties hereto.

15.
Interpretation and Construction. Each of the parties hereto acknowledges that it has been represented by counsel of its choice throughout all negotiations that have preceded the execution of this Agreement, and that it has executed the same with the advice of said counsel. Each party and its counsel cooperated and participated in the drafting and preparation of this Agreement and the documents referred to herein, and any and all drafts relating thereto exchanged among the parties shall be deemed the work product of all of the parties and may not be construed against any party by reason of its drafting or preparation. Accordingly, any rule of law or any legal decision that would require interpretation of any ambiguities in this Agreement against any party that drafted or prepared it is of no application and is hereby expressly waived by each of the parties hereto, and any controversy over interpretations of this Agreement shall be decided without regard to events of drafting or preparation.

16.
Term.  Subject to the parties reaching the Mutual Agreement, the rights and obligations set forth herein shall continue for so long as WAM continues to satisfy the Minimum Ownership Threshold and the WAM Designees continue to serve on the Board.  This Agreement and the rights and obligations included herein shall, without any further action by the Company or WAM, automatically terminate at the earlier of (a) the Post-Socialization Period Termination,  (b) the first time that WAM no longer satisfies the Minimum Ownership Threshold, (c) the WAM Designees cease to serve on the Board and (d) such date, if any, of a breach by either the Company or WAM in any material respect of its respective obligations under this Agreement if such breach has not been cured within ten (10) business days following written notice of such breach from the non-breaching party hereto; provided, that in the event of any such termination described in this Section 16, Sections 8 and 17 (and with respect to the Post-Socialization Period Termination, the nomination right set forth in Section 3(a)) shall survive the termination of this Agreement and continue to be binding upon the Company and WAM.

17.
Governing Law.  This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Delaware without reference to the conflict of laws principles thereof. Each of the parties hereto irrevocably agrees that any legal action or proceeding with respect to this Agreement and the rights and obligations arising hereunder, or for recognition and enforcement of any judgment in respect of this Agreement and the rights and obligations arising hereunder brought by the other party hereto or its successors or permitted assigns, shall be brought and determined exclusively in the Delaware Court of Chancery and any state appellate court therefrom within the State of Delaware (or, if the Delaware Court of Chancery declines to accept jurisdiction over a particular matter, any federal court within the State of Delaware). Each of the parties hereto hereby irrevocably submits with regard to any such action or proceeding for itself and in respect of its property, generally and unconditionally, to the personal jurisdiction of the aforesaid courts and agrees that it will not bring any action relating to this Agreement in any court other than the aforesaid courts. Each of the parties hereto hereby irrevocably waives, and agrees not to assert in any action or proceeding with respect to this Agreement, (i) any claim that it is not personally subject to the jurisdiction of the above-named courts for any reason, (ii) any claim that it or its property is exempt or immune from jurisdiction of any such court or from any legal process commenced in such courts (whether through service of notice attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise) and (iii) to the fullest extent permitted by applicable legal requirements, any claim that (A) the suit, action or proceeding in such court is brought in an inconvenient forum, (B) the venue of such suit, action or proceeding is improper or (C) this Agreement, or the subject matter hereof, may not be enforced in or by such courts. EACH OF THE PARTIES HERETO WAIVES THE RIGHT TO TRIAL BY JURY.

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IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by the duly authorized signatories of the parties as of the date hereof.

CADIZ INC.

By:	/s/ Geoffrey Grant
Name: Geoffrey Grant
Title: Lead Director

WATER ASSET MANAGEMENT, LLC

By:	/s/ Marc Robert
Name: Marc Robert
Title: Managing Member

EXHIBIT A

Press Release